UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 24, 2025

MONRO, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 Woodcliff Drive, Suite 202, Fairport, New York	14450
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(800) 297-9886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MNRO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 24, 2025, Monro, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Distribution and Fulfillment Agreement, dated June 17, 2022 (the “Agreement”), with American Tire Distributors, Inc. (“ATD”).

This Amendment amends certain of the terms of the Agreement. Specifically, pursuant to the Amendment, the term of the Earnout Period (as defined in the Agreement) expired as of January 1, 2025 and ATD agreed to pay the Company the remaining balance of the earnout under the Asset Purchase Agreement between the Company and ATD in two payments: (i) $3,474,043 on February 21, 2025; and (ii) $3,474,043 on June 25, 2025 (“Payment”). Upon completion of the Payment by ATD, the earnout payments owed to the Company will be satisfied in full. Under the Amendment, the Company and ATD also agreed to certain changes to the terms of service level agreements and ATD agreed to use commercially reasonable efforts to enable consistent supply to meet Monro’s demand for products under the Agreement.

Consistent with the terms of the Agreement, the Amendment provides that the initial term of the Agreement will expire January 1, 2030 and the Agreement will automatically renew for 12-month periods thereafter. Except as amended by the Amendment, the remaining terms of the Agreement remain in full force and effect.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending March 29, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO, INC.
(Registrant)

February 26, 2025	By:	/s/ Maureen E. Mulholland
Maureen E. Mulholland
Executive Vice President, Chief Legal Officer and Secretary